Exhibit 99



                    P R E S S   R E L E A S E


Contact:  Patrick Fetterman            John Kennedy
          Corp. Communications Mgr.    Vice President, Finance
          Ph: +1-508-650-1372          Ph: +1-508-650-1329
          Patrick_Fetterman@NMSS.com   John_Kennedy@NMSS.com

NASDAQ:NMSS

For Immediate Release


            NATURAL MICROSYSTEMS CORPORATION ANNOUNCES
                     TWO-FOR-ONE STOCK SPLIT


     Natick, MA -- October 24, 1996 -- Natural MicroSystems

Corporation (NASDAQ:NMSS) today announced that its Board of

Directors has declared a two-for-one stock split in the form of a distribution on or about November 22, 1996 of one share for each share outstanding to shareholders of record of the Company's

Common Stock on November 7, 1996.


     In announcing the stock split, Bob Schechter, CEO and

chairman of Natural MicroSystems, stated, "The objective of the stock split is to enhance shareholder value by increasing

available shares and improving the liquidity of Natural

MicroSystems shares."


     Natural MicroSystems is a leading provider of Open

Telecommunications[TM] hardware and software technologies for developers of high-value communications solutions.  The Company's state-of-the art technology enables a growing international

network of OEMs, VARs, systems integrators and service providers to reduce time to market, leverage development resources, and offer truly global communications products.  Natural MicroSystems products are installed in more than 40 countries worldwide.

Founded in 1983, Natural MicroSystems developed Watson [TM], the first product to utilize digital signal processor (DSP)

technology in PC-based telephony products, and led the creation of MVIP [TM], the industry standard for interoperability in PC-based telephony products.


     Statements expressing the beliefs and expectations of

management regarding future performance are forward-looking and involve risks and uncertainties, including, but not limited to,

quarterly fluctuations in results and other risks.  These risks are detailed from time to time in the Company's filings with the

Securities and Exchange Commission, including the Company's Form

10-K for the year ended December 31, 1995 and its Form 10-Qs filed since December 31, 1995.  Actual results may differ

materially from management expectations.


                               ####


Natural MicroSystems and Open Telecommunications are trademarks of Natural MicroSystems Corporation. Watson is a registered trademark of Natural MicroSystems Corp. MVIP is a registered trademark of GO-MVIP, Inc. All other product or corporate references are trademarks or registered trademarks of their respective companies.





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